STATE OF DELAWARE
SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 12:14 PM 01/31/2003 030081656 – 3577928

STATE OF DELAWARE

CERTIFICATE OF TRUST

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Del. Code Ann. 12 § 3801-3862) (the “Act”) and sets forth the following:

•	First: The name of the trust is Lincoln Variable Insurance Products Trust.

•	Second: The name of the Registered Agent and the address of the Registered Agent and registered office are (meeting the requirements of Section 3807 of the Act):

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

•	Third: This Certificate shall be effective February 1, 2003.

•	Fourth: The Trust is a Delaware business trust to be registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

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Fifth: Notice is hereby given, pursuant to Section 3804 of the Act, that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series hereof, and except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust as of the 30th day of January, 2003.

By:		By:
	Joletta Charun Lauer, Esq.		Colleen E. Tonn, Esq.

as initial Trustees, and not individually

1300 South Clinton Street

Fort Wayne, Indiana 46802

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “LINCOLN VARIABLE INSURANCE PRODUCTS TRUST”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A.D. 2003, AT 12:14 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF STATUTORY TRUST REGISTRATION IS THE FIRST DAY OF FEBRUARY, A.D. 2003.